Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 7 to Registration Statement No. 333-189544 on Form N-2 of our report dated April 5, 2016, relating to the information set forth under the heading “All Senior Securities” and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

April 28, 2016